Exhibit 10.32

SIXTH AMENDED AND RESTATED

IRREVOCABLE STANDBY LETTER OF CREDIT

Letter of Credit No. 1158

Data of Issuance:	February 16, 2008

Issuer:	Home Federa1 Bank
225 South Main Avenue
Sioux Falls, SD 57104

To:	Northwestern Services Corporation
125 South Dakota Avenue, Suite 1100
Sioux Falls, SD 57104-6403

                This Sixth Amended and Restated Irrevocable Standby Letter of Credit amends, restates and replaces that certain Fifth Amended and Restated Irrevocable Standby Letter of Credit dated February 16, 2007 by Home Federal Bank (Letter of Credit No. 1158).

                                                1.             Home Federal Bank (the “Bank”) hereby establishes in favor of NorthWestern Services Corporation (“NSC,” successor by merger to NorthWestern Energy Corporation) an Irrevocable Standby Letter of Credit (the “Letter of Credit”) at the request and for the account of Great Plains Ethanol, LLC d/b/a POET Biorefining - Chancellor, a South Dakota limited liability company (“Great Plains”), whereby the Bank, subject to the terms and conditions contained herein, authorizes NSC to draw on it at any time or times before the Expiration Date (as defined below), by its draft (the “Draft”), in the form of Appendix 1 hereto, an amount up to an aggregate amount of $688,000.00, as set forth on an accompanying certificate (the “Draw Certificate”), in the form of Appendix 2 hereto.

                                                2.             This Letter of Credit shall expire at the close of business on March 1, 2009 (the “Expiration Date”), unless extended.

                                                3.             This Letter of Credit is issued in conjunction with a Natural Gas Distribution Delivery Agreement between NorthWestern Energy Corporation and Great Plains dated September 2, 2002 (the “Agreement”), under which Great Plains agreed to transport a minimum quantity of natural gas to its plant at a fixed price for delivery through a pipeline constructed to serve the plant and the obligations of Great Plains under the Agreement. The terms and conditions of the Agreement are incorporated herein by reference.

                                                4.             Funds under this Letter of Credit are available to NSC in accordance with and against its Draft and Draw Certificate, each dated the date of presentation and executed by an officer of NSC, referring to the number of this Letter of Credit and presented along with the original Letter of Credit at our office at 225 South Main Avenue, Sioux Fails, South Dakota 57104 during normal banking hours on or prior to the Expiration Date or any extension thereof.  NSC warrants and represents to the Bank that it has assigned or will assign its rights to the proceeds of this Letter of Credit to Tetra Financial Group, Within 48 hours following presentation of the Draft, Draw Certificate and original Letter of Credit, the funds drawn shall be payable jointly by the Bank to NSC and Tetra Financial Group.

                                                5.             This Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be modified or amended, without the consent of the Bank, except as to the completion of the Draft and Draw Certificates referenced to herein.

HOME FEDERAL BANK

By	/s/ David A. Brown
Its:	David A, Brown / Senior Vice President

AGREED AND ACCEPTED

This 28th day of February, 2008.

NORTHWESTERN SERVICES CORPORATION.

By:	/s/ Dennis Heinz, Cr. Mgr.
Its:	Dennis Heinz Credit Mgr.